Yum! Brands Announces Full-Year 2013 Expectations;
Reconfirms Full-Year 2012 EPS Growth Forecast of at least 13%;
Will Host Investor Update Meeting Thursday, December 6, 2012

Louisville, KY (November 29, 2012) - Yum! Brands Inc. (NYSE: YUM), in advance of its Annual Investor Meeting, reconfirms its full-year 2012 EPS growth forecast of at least 13%, or $3.24 per share, excluding Special Items. Yum! also announces it expects to once again deliver at least 10% EPS growth in 2013, excluding Special Items, which would mark twelve consecutive years of meeting or exceeding this annual EPS growth target.
David C. Novak, Chairman and CEO, said, “I'm pleased to report we remain on track to deliver at least 13% EPS growth this year. Our 2012 EPS growth is driven by double-digit operating profit growth, prior to foreign currency translation, in all three of our major operating divisions: China, Yum! Restaurants International and the U.S. Solid same-store sales growth at each of our divisions and record international new-unit development highlight the quality of our growth.
For the fourth quarter, stronger than expected operating performance from Yum! Restaurants International and our U.S. division is offsetting softer sales in China, where we now expect same-store sales to be negative as we overlap 21% same-store sales growth from last year. Full-year same-store sales growth in China is expected to be 6%. Next year will be another strong year for our China division, given this year's record development of at least 800 new units and significant innovation in the pipeline, underpinned by world class operations. We are extremely confident Yum! China remains the best growth story in the restaurant industry.
Our leading, global brands are well positioned in the fastest growing emerging markets. We remain focused on the three keys to driving shareholder value: new-unit development, same-store sales growth and high returns on invested capital.”
Q4 2012 UPDATE

•
Strong momentum leads to record international development of at least 1,850 new units for the year, including at least: 800 new units in China, 950 at Yum! Restaurants International (YRI), and 100 at Yum! Restaurants India

•	Same-store sales in the fourth quarter are expected to be +4% at YRI, +3% in the U.S., and -4% in China

•	Completed the refranchising of the Pizza Hut U.K. dine-in business of 330 restaurants on November 9, 2012

•	The fourth quarter will include an overlap headwind due to an additional week in our 2011 fiscal year which produced a combined $26 million operating profit benefit to the U.S. and YRI

•	On November 16, 2012, the Board of Directors authorized the Company to repurchase up to $1 billion in additional shares of common stock through May 31, 2014

Yum! Brands, Inc. 1900 Colonel Sanders Lane Louisville, KY 40213
Tel 888 298-6986 Fax 502 874-2410 Web Site www.yum.com

YUM! ONGOING EARNINGS GROWTH MODEL

•	Earnings per share growth of at least 10%

•	China operating profit growth of 15%, driven primarily by:

•	Double-digit percentage growth in units

•	Mid-teen system sales growth

•	Mid-single digit same-store sales growth

•	Moderate G&A leverage

•	Yum! Restaurants International (YRI) operating profit growth of 10% driven primarily by:

•	Net-unit growth of 3% to 4%

•	System sales growth of 6%

•	Same-store sales growth of at least 2% to 3%

•	Margin improvement and G&A leverage

•	U.S. Division operating profit growth of 5%

•	Same-store sales growth of at least 2%

•	Margin improvement and G&A leverage

2013 OVERALL GUIDANCE

Yum! expects to deliver at least 10% EPS growth in 2013, excluding Special Items.

•	At least 1,800 new international units, including at least: 700 new units in China, 950 at YRI, and 150 at Yum! Restaurants India

•	Estimated tax rate of about 27% with quarterly fluctuation

•	Foreign currency translation expected to be flat

•	Global capital expenditures of over $1 billion

•	Interest expense expected to be flat

•	2% reduction in average diluted shares outstanding as a result of share repurchases

•	Worldwide G&A increase of 3% due to continued growth in China

2013 REFRANCHISING PLAN

•	U.S. refranchising of about 200 units and $200 million in proceeds mostly related to Taco Bell units. This will substantially complete our U.S. refranchising program

•	Consistent with our transformation plan, any U.S. refranchising gains or losses will be included in special items

2012 ANNUAL INVESTOR MEETING

The Annual Investor Meeting will be held on Thursday, December 6, 2012 from 8:45 am to 1:00 pm EST in New York City and the theme is “On the Ground Floor of Global Growth…China and so Much More.” The company will share its plan to continue to be the defining global company that feeds the world, as well as present a business update and take questions on its strategies and global expansion outlook. This meeting will be webcast live and will also be available following the event. These can be accessed online through the Yum! Brands Investor Relations website at http://www.yum.com/investors.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food borne-illness or food safety issues; economic and political conditions in the countries where we operate; currency exchange and interest rates; our ability to attain our target development goals; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the operational and financial success of our franchise and license operators; the success of our refranchising strategy; pending or future legal claims; the impact of any widespread illness; the value and perception of our brands; publicity that may impact our business and/or industry; government regulations; our effective tax rates; our ability to protect the security of individually identifiable customer and employee data; competition; and consumer preferences. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 38,000 restaurants in more than 120 countries and territories. Yum! is ranked #213 on the Fortune 500 List and generated revenues of more than $12 billion in 2011. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened approximately four new restaurants each day of the year, making it a leader in international retail development. The Company has consistently been recognized for its reward and recognition culture, diversity leadership, community giving and consistent shareholder returns.

Analysts are invited to contact:
Tim Jerzyk, Senior Vice President Investor Relations, at 888/298-6986
Steve Schmitt, Senior Director Investor Relations, at 888/298-6986

Members of the media are invited to contact:
Amy Sherwood, Vice President Public Relations, at 502/874-8200